Exhibit 10.18.5

FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Second Amended and Restated Credit Agreement (this “Fourth Amendment”) is executed effective as of October 19, 2007 (the “Effective Date”), by and among Trinity Industries, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as the Administrative Agent (the “Administrative Agent”), and the financial institutions parties hereto as Lenders (individually an “Executing Lender” and collectively the “Executing Lenders”).

W I T N E S S E T H:

A. The Borrower, the Administrative Agent, the Syndication Agents, the Documentation Agent and the lenders named therein are parties to that certain Second Amended and Restated Credit Agreement dated as of April 20, 2005 as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 9, 2006, that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 21, 2006 and that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of June 22, 2007 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement). Bank of Texas, N.A. has been added as a lender under the Credit Agreement pursuant to three Assignment and Acceptance agreements all dated July 19, 2006, one executed by JPMorgan Chase Bank, N.A., one executed by Wachovia Bank, N.A. and one executed by Bank of America, N.A.

B. The Borrower has requested that the lenders party to the Credit Agreement (i) increase the amount of the Revolving Commitments and (ii) extend the Revolving Commitment Termination Date. Subject to the terms and conditions herein contained, the Executing Lenders have agreed to the Borrower’s request.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and each Executing Lender hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the terms and conditions contained herein, the Credit Agreement is hereby amended effective as of the Effective Date, in the manner provided in this Section 1.

1.1 Additional Definitions. Section 1.01 of the Credit Agreement is amended to add thereto in alphabetical order the definition “Fourth Amendment” which shall read in full as follows:

"Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of October 19, 2007, among the Borrower, the Administrative Agent and the Executing Lenders defined therein.

1.2 Amendments to Definitions. The definitions of the terms “Loan Documents,” "Material Subsidiary,” “Revolving Commitment Termination Date” and “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement are amended to read in full as follows:

"Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, Fourth Amendment, the Notes, the Subsidiary Guaranties, the Letters of Credit, any Borrowing Request, any Interest Election Request, any Assignment and Acceptance, the Fee Letter, and all other agreements (including Hedging Agreements) relating to this Agreement, the Loans or the Lender Indebtedness entered into from time to time between or among the Borrower (or any or all of its Subsidiaries) and the Administrative Agent or any Lender (or, with respect to the Hedging Agreements, any Affiliates of any Lender), and any document delivered by the Borrower or any of its Subsidiaries in connection with the foregoing, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

"Material Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower which is organized under the laws of the United States of America, any State thereof, or the District of Columbia and either (a) has assets (including, without limitation, assets of any subsidiary of such Subsidiary) having a book value as of such date equal to or greater than ten percent (10%) of the consolidated assets of the Borrower and its Subsidiaries, or (b) accounts (together with any subsidiary of such Subsidiary) for more than ten percent (10%) of the consolidated revenues of the Borrower and its Subsidiaries as determined for the most-recently ended four (4) Fiscal Quarter period ending on or prior to such date of determination, or (c) accounts (together with any subsidiary of such Subsidiary) for more than ten percent (10%) of EBITDA of the Borrower and its Subsidiaries as determined for the most-recently ended four (4) Fiscal Quarter period ending on or prior to such date of determination. A Subsidiary of a Material Subsidiary shall not be deemed to be a Material Subsidiary unless such Subsidiary itself meets the requirements of this definition. As of October 19, 2007, “Material Subsidiaries” means the Subsidiaries set forth (and designated as such) on Schedule 3.11.

"Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04, and (c) terminated pursuant to Article VIII. The amount of each Lender’s Revolving Commitment as of October 19, 2007 is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment. The Aggregate Revolving Commitment as of October 19, 2007 is $425,000,000.

“Revolving Commitment Termination Date" means the earliest of: (a) October 19,  2012; (b) the date on which all of the Commitments are terminated in full or reduced to zero pursuant to Section 2.10; and (c) the date on which the Commitments otherwise are terminated in full and reduced to zero pursuant to the terms of Article VIII. Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

1.3 Amendment to Section 6.1(f). Section 6.1(f) of the Credit Agreement is amended to read in full as follows:

(f) concurrently with the delivery of the certificate described in Section 6.1(c) above for each Fiscal Year of Borrower; if requested by the Administrative Agent, within 45 days after the delivery of the certificate described in Section 6.1(c) for a Fiscal Quarter; and, if requested by the Administrative Agent at any time a Default exists, within 45 days after the request: (i) a Subsidiary Guaranty duly executed by each Material Subsidiary that has not previously executed and delivered to the Administrative Agent a Subsidiary Guaranty and (ii) such resolutions, member or partner consents, certificates, legal opinions and such other related documents as the Administrative Agent may reasonably request with respect to each such Material Subsidiary, all in form and substance satisfactory to the Administrative Agent (and such Material Subsidiary shall become a subsidiary guarantor hereunder upon delivery of the items described in clauses (i) and (ii));

1.4 Amendment to Schedules. Schedule 2.01 of the Credit Agreement is amended in its entirety to read as set forth on Schedule 2.01 hereto. The Revolving Commitments of the Lenders are changing as a result of the amendments to the Credit Agreement set forth above and the amendment to Schedule 2.01. As a result, the outstanding Revolving Loans may not be held pro rata in accordance with the new Revolving Commitments. In order to remedy the foregoing, on the Effective Date, the Lenders shall, if necessary so the Revolving Loans are held pro rata, make advances among themselves (either directly or through the Administrative Agent) so that after giving effect thereto the Revolving Loans will be held by the Lenders, pro rata in accordance with their respective new Revolving Commitments. Any advances made under this Section 1.3 by a Lender shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Lender or Lenders who shall receive such advances.

Section 2. Effectiveness of Amendment. This Fourth Amendment shall be effective automatically and without the necessity of any further action by the Administrative Agent, the Borrower or any Lender when counterparts hereof have been executed by the Administrative Agent, the Borrower, the Lenders and the Material Subsidiaries (which may include telecopy or other electronic transmission of a signed signature page of this Fourth Amendment) shall have been received by the Administrative Agent, and each of the following conditions to the effectiveness hereof have been satisfied:

(a) Notes. The Administrative Agent (or its counsel) shall have received from the Borrower a Revolving Credit Note payable to the order of each Lender, each in the amount of such Lender’s Revolving Commitment in effect after giving effect to this Amendment, signed on behalf of the Borrower.

(b) Legal Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the date hereof) of Haynes and Boone, LLP, counsel for the Borrower and the Material Subsidiaries, in form and substance satisfactory to the Administrative Agent, and covering such matters relating to the Borrower, the Material Subsidiaries, this Fourth Amendment, the other Loan Documents and/or the transactions contemplated by this Fourth Amendment as the Lenders shall reasonably request.

(c) Corporate Authorizations. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Material Subsidiaries, the authorization of the transactions contemplated by this Fourth Amendment and any other legal matters relating to the Borrower, the Material Subsidiaries, this Fourth Amendment, the Credit Agreement and the other Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Representations. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the Effective Date as if made on the Effective Date, except for such representations and warranties limited by their terms to a specific date.

(e) Default. After giving effect to this Fourth Amendment, no Default shall exist.

(f) Other Proceedings. All proceedings taken in connection with the transactions contemplated by this Fourth Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its counsel.

(g) Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable pursuant to the Fee Letter dated October 19, 2007 between the Borrower and the Administrative Agent, this Agreement or any other Loan Document on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

The Administrative Agent shall notify the Lenders of the Effective Date and such notice shall be conclusive and binding. All documents executed or submitted pursuant to this Section 2 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. This Fourth Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Credit Agreement) at or prior to 2:00 p.m., Dallas, Texas time, on October 31, 2007.

Section 3. Representations and Warranties of the Borrower. To induce the Executing Lenders and the Administrative Agent to enter into this Fourth Amendment, the Borrower and each Material Subsidiary (by its execution of this Fourth Amendment below), represent and warrant to the Administrative Agent and the Lenders as follows:

3.1 Reaffirmation of Representations and Warranties. Each representation and warranty of the Borrower and each Material Subsidiary contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof after giving effect to the amendments set forth in Section 1 hereof but except for such representations and warranties limited by their terms to a specific date.

3.2 Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower and each Material Subsidiary of this Fourth Amendment and the Loan Documents executed pursuant hereto are within the Borrower’s and each Material Subsidiary’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries except for Permitted Encumbrances.

3.3 Validity and Binding Effect. This Fourth Amendment and the Notes executed pursuant hereto constitute the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application. This Fourth Amendment constitutes the valid and binding obligations of each Material Subsidiary enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application.

3.4 No Defenses. As of the date hereof, neither the Borrower nor any Material Subsidiary has any defenses to payment, counterclaim or rights of set-off with respect to their respective obligations under the Loan Documents.

3.5 Absence of Defaults. After giving effect to the amendments set forth in Section 1 hereof, no Default exists.

Section 4. Miscellaneous.

4.1 Reaffirmation of Loan Documents. The terms and provisions set forth in this Fourth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Fourth Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Material Subsidiaries, the Administrative Agent, and the Lenders agree that the Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application. Borrower agrees that the obligations, indebtedness and liabilities of the Borrower arising under the Credit Agreement, as amended by this Fourth Amendment and the Notes executed pursuant hereto are “Obligations” as defined in the Subsidiary Guaranties.

4.2 Parties in Interest. All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Counterparts. This Fourth Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles or other electronic communications (e.g., pdf) shall be effective as originals.

4.4 Complete Agreement. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.5 Headings. The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.

4.6 Survival of Representations and Warranties. All representations and warranties made in this Fourth Amendment shall survive the execution and delivery of this Fourth Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

4.7 Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

4.8 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Fourth Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent’s legal counsel.

4.9 Severability. Any provision of this Fourth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Fourth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

4.10 Applicable Law. This Fourth Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

TRINITY INDUSTRIES, INC.

By: /s/ William A. McWhirter
William A. McWhirter, Senior Vice President and
Chief Financial Officer
JPMORGAN CHASE BANK, N.A., as a Lender, the Issuing

Bank, the Swingline Lender and as Administrative Agent

By: /s/ Michael J. Lister
Michael J. Lister, Managing Director

THE ROYAL BANK OF SCOTLAND plc,

as a Lender and as a Syndication Agent

By: /s/ William McGinty
Name: William McGinty
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and

as a Syndication Agent

By: /s/ Jennifer L. Norris
Name: Jennifer L. Norris
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

and as a Syndication Agent

By: /s/ Allison W. Connally
Name: Allison W. Connally
Title: Vice President

DRESDNER BANK AG, NEW YORK

AND GRAND CAYMAN BRANCHES,
as a Lender

By: /s/ Brian M. Smith
Name: Brian M. Smith
Title: Managing Director

By: /s/ Mark McGuigan
Name: Mark McGuigan
Title: Vice President

CREDIT SUISSE (FKA CREDIT SUISSE FIRST BOSTON), CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Karl Studer
Name: Karl Studer
Title: Director

By: /s/ Alain Schmid
Name: Alain Schmid
Title: Assistant Vice President

AMEGY BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Melinda Jackson
Name: Melinda Jackson
Title: Senior Vice President

LLOYDS TSB Bank, PLC, as a Lender

By: /s/ Deborah Carlson
Name: Deborah Carlson
Title: Director, Corporate Banking — NY

By: /s/ Mario Del Duca
Name: Mario Del Duca
Title: Assistant Director, Corporate Banking -

NY

BANK OF TEXAS, N.A., as a Lender

By: /s/ Bianca A. Gulberti
Name: Bianca A. Gulberti
Title: Vice President

Material Subsidiary Consent

Each of the undersigned Material Subsidiaries: (i) consent and agree to this Fourth Amendment (including, without limitation, the terms of Sections 3 and 4.1); (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Material Subsidiary enforceable against it in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general application; and (iii) agree that the obligations, indebtedness and liabilities of the Borrower arising under the Credit Agreement as amended by the Fourth Amendment and arising under the Notes executed pursuant hereto are “Obligations” as defined in each Subsidiary Guaranty.

TRANSIT MIX CONCRETE & MATERIALS COMPANY
TRINITY INDUSTRIES LEASING COMPANY
TRINITY MARINE PRODUCTS, INC.
TRINITY RAIL GROUP, LLC
TRINITY TANK CAR, INC.

TRINITY PARTS AND COMPONENTS, LLC (formerly Trinity Rail Components & Repair, Inc.)

TRINITY NORTH AMERICAN FREIGHT CAR, INC. (formerly Thrall Trinity Freight Car, Inc.)

By: /s/ William A. McWhirter
William A. McWhirter, Senior Vice President of
each Material Subsidiary

SCHEDULE 2.01
TO
FOURTH AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

REVOLVING COMMITMENTS

Lender	Revolving Commitments

JPMorgan Chase Bank, N.A.	$80,000,000.00

The Royal Bank of Scotland plc	$70,000,000.00

Wachovia Bank, N.A.	$65,000,000.00

Bank of America, N.A.	$65,000,000.00

Lloyds TSB Bank plc	$40,000,000.00

Dresdner Bank AG, New York and Grand Cayman Branches	$35,000,000.00

Credit Suisse (FKA Credit Suisse First Boston) Cayman Islands Branch	$30,000,000.00

Amegy Bank National Association	$20,000,000.00

Bank of Texas	$20,000,000.00

TOTAL:	$425,000,000.00